EXHIBIT 11

                        COMPUTATION OF EARNINGS PER SHARE




                                                      Year ended July 31,
                                            -------------------------------------
                                                1994         1995         1996

Earnings:  Net earnings                     $ 3,699,000   $4,243,000   $9,992,000
                                            ===========   ==========   ==========

Shares:  Weighted average number of
          common shares outstanding          13,710,000   13,723,000   14,016,000
         Additional shares assuming
          conversion of stock options           225,000      788,000      495,000
                                            -----------   ----------   ----------
  Weighted average common shares and
    common shares equivalents outstanding    13,935,000   14,511,000   14,511,000
                                            ===========   ==========   ==========
Per Share:  Earnings per share              $       .27   $      .29   $      .69
                                            ===========   ==========   ==========
